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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 11, 2006

                          PROLIANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       1-13894                  34-1807383
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                                 (203) 401-6450
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c)).

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Item 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 14, 2006, the authorized senior executive officers of Proliance
International, Inc. (the "Company") determined to commit the Company to relocate a portion of the air conditioning parts manufacturing operation located in
Arlington, Texas to Nuevo Laredo, Mexico. The Company is taking these actions in order to lower its manufacturing costs. Annual savings are expected to exceed the restructuring costs incurred. The relocation and closing activities are expected to be completed by the end of 2006 and will result in the Company incurring approximately $100,000 to $130,000 of restructuring costs. Of these costs, between $40,000 and $70,000 will be associated with relocating inventory and fixed assets, while approximately $60,000 of the total cost will be one-time personnel related termination expenses. All of the aforementioned costs will result in future cash expenditures.

Item 8.01.  OTHER EVENTS

On August 11, 2006, the Board of Directors approved the election of William Long to serve as Executive Vice President of the Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     PROLIANCE INTERNATIONAL, INC.

Date: August 16, 2006                By: /s/ Richard A. Wisot
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                                         Richard A. Wisot
                                         Vice President, Treasurer, Secretary,
                                         and Chief Financial Officer